                                                                    Exhibit 99.4

                                                            FINAL EXECUTION COPY






                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                               DANIEL M. GOTTLIEB,


                               STEVEN D. LEBOWITZ,


                               G & L REALTY CORP.


                                       and


                          G&L REALTY PARTNERSHIP, L.P.


                                   in favor of


                      GMAC COMMERCIAL MORTGAGE CORPORATION


                                    as Agent


                          Dated as of October 29, 2001

                                TABLE OF CONTENTS

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                                                                                                       Page
                                                                                                       ----
SECTION 1. DEFINED TERMS...........................................................................      2
         1.1      Definitions......................................................................      2
         1.2      Other Definitional Provisions....................................................      5

SECTION 2. GUARANTEE...............................................................................      5
         2.1      Guarantee........................................................................      5
         2.2      No Subrogation...................................................................      5
         2.3      Amendments, etc. with Respect to the Obligations.................................      6
         2.4      Guarantee Absolute and Unconditional.............................................      6
         2.5      Reinstatement....................................................................      7
         2.6      Payments.........................................................................      7
         2.7      Limitations on Guarantee.........................................................      7

SECTION 3. GRANT OF SECURITY INTEREST..............................................................      8

SECTION 4. REPRESENTATIONS AND WARRANTIES..........................................................      9
         4.1      Organization; Authority..........................................................      9
         4.2      Representations in Credit Agreement..............................................     10
         4.3      Title; No Other Liens............................................................     10
         4.4      Perfected First Priority Liens...................................................     10
         4.5      Locations of Grantors............................................................     11
         4.6      Farm Products....................................................................     11
         4.7      Pledged Securities...............................................................     11
         4.8      Hedging Agreement................................................................     11

SECTION 5. COVENANTS...............................................................................     12
         5.1      Delivery of Instruments, Promissory Notes, Chattel Paper, Pledged Securities
                  and Certain Funds................................................................     12
         5.2      Payment of Obligations...........................................................     13
         5.3      Maintenance of Perfected Security Interest; Further Documentation................     13
         5.4      Changes in Locations, Name, etc..................................................     14
         5.5      Notices..........................................................................     14
         5.6      Limitation on Liens etc..........................................................     14
         5.7      Hedging Agreements...............................................................     15
         5.8      Further Assurances...............................................................     15
         5.9      Covenants upon an Event of Default...............................................     15
         5.10     Company Limited Partnership Agreement............................................     16
         5.11     Capital Stock of the Company.....................................................     16
         5.12     Board of Directors of the REIT...................................................     16
         5.13     Pledged Notes....................................................................     16

SECTION 6. ADDITIONAL COVENANTS....................................................................     16
         6.1      Covenants in Credit Agreement....................................................     16


         6.2      Payments, Existence, Etc.........................................................     16
         6.3      Indebtedness; Liens, Structure, Etc..............................................     17
         6.4      Limitation on Restrictions on the Subsidiaries of the REIT.......................     21

SECTION 7. REMEDIAL PROVISIONS.....................................................................     21
         7.1      Pledged Stock....................................................................     21
         7.2      Proceeds to be Turned Over to Agent..............................................     22
         7.3      Application......................................................................     22
         7.4      Code and Other Remedies..........................................................     23
         7.5      Registration Rights..............................................................     24
         7.6      Waiver; Deficiency...............................................................     25

SECTION 8. THE AGENT...............................................................................     25
         8.1      Agent's Appointment as Attorney-in-Fact, etc.....................................     25
         8.2      Duty of Agent....................................................................     27
         8.3      Execution of Financing Statements................................................     27
         8.4      Authority of Agent...............................................................     27

SECTION 9. MISCELLANEOUS...........................................................................     27
         9.1      Amendments in Writing............................................................     27
         9.2      Notices..........................................................................     28
         9.3      No Waiver by Course of Conduct; Cumulative Remedies..............................     28
         9.4      Enforcement Expenses; Indemnification............................................     28
         9.5      Successors and Assigns...........................................................     29
         9.6      Set-Off..........................................................................     29
         9.7      Counterparts.....................................................................     29
         9.8      Severability.....................................................................     29
         9.9      Section Headings.................................................................     29
         9.10     Integration......................................................................     29
         9.11     GOVERNING LAW....................................................................     30
         9.12     Submission To Jurisdiction; Waivers..............................................     30
         9.13     Acknowledgments..................................................................     30
         9.14     WAIVER OF JURY TRIAL.............................................................     31
         9.15     Releases.........................................................................     31

                       GUARANTEE AND COLLATERAL AGREEMENT

     GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 29, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of GMAC COMMERCIAL
                                      --------
MORTGAGE CORPORATION, as Agent (in such capacity, the "Agent") for the banks and
                                                       -----
other financial institutions (the "Lenders") from time to time parties to the
                                   -------
Credit Agreement, dated as of October 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among G&L REALTY
                                           ----------------
PARTNERSHIP, L.P. (the "Company"), G&L Partnership, LLC, the Lenders and the
                        -------
Agent.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Company is a member of an affiliated group of companies and individuals that includes each other Grantor;

     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the Mergers (as defined in the Credit Agreement);

     WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                                   SECTION 1.

                                  DEFINED TERMS
                                  -------------

        1.1      Definitions.
                 -----------

                (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the New York UCC are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Instruments, Inventory, Investment Property, Promissory Note and Security Entitlements.

                (b)     The following terms shall have the following meanings:

        "Agreement":  this Guarantee and Collateral Agreement, as the same may
         ---------
be amended, supplemented or otherwise modified from time to time.

        "Collateral":  as defined in Section 3.
         ----------

         "Collateral Accounts":  collectively, any collateral account
          -------------------
established by the Agent as provided in Section 7.2 and the Deposit Accounts.

        "General Intangibles": all "general intangibles" as such term is defined
         -------------------
in the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by an effective provision of such contract, agreement, instrument or indenture requiring the consent of any other party thereto or which would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, unless all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall
                                  --------
not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

        "Guarantors":  the collective reference to each Grantor other than the
         ----------
Company.

                  "Hedging Agreements": as to any Person, all interest rate
                   ------------------
swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Issuers":  the collective reference to each issuer of a
                   -------
Pledged Security.


                  "MOB Subsidiary":  the Subsidiaries listed on Schedule 1
                   --------------                               ----------
hereto.

                  "New York UCC":  the Uniform Commercial Code as from time to
                   ------------
time in effect in the State of New York.

                  "Pledge Amendment":  as defined in subsection 5.1.
                   ----------------

                  "Pledged G&L Interests": all Capital Stock of the Company
                   ---------------------
owned by the REIT or by any of the Key Principals or their Affiliates, including the Capital Stock of the Company listed on Schedule 2, together with any other
                                           ----------
shares, certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Company that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "Pledged Notes": all promissory notes listed on Schedule 2 and
                   -------------                                  ----------
all other promissory notes at any time made by any of (i) the REIT, (ii) the Company (iii) any MOB Subsidiary or (iv) a Key Principal or an Affiliate of a Key Principal in favor of the REIT or the Company.

                  "Pledged REIT Stock": all common stock of the REIT owned by
                   ------------------
any of the Key Principals or their Affiliates, including the Capital Stock of the REIT listed on Schedule 2, together with any other shares, stock
                   ----------
certificates, options or rights of any nature whatsoever in respect of the common stock of the REIT that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "Pledged Securities":  the collective reference to the Pledged
                   ------------------
Notes and the Pledged Stock.

                  "Pledged Stock":  the collective reference to the Pledged G&L
                   -------------
Interests and the Pledged REIT Stock.

                  "Proceeds": all "proceeds" as such term is defined in the New
                   --------
York UCC and, in any event, shall include, without limitation, all dividends, interest, principal, cash, other income or other collections thereon or distributions or payments with respect thereto and any instruments, options, rights, securities, or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities as a result of a merger, reorganization, stock split, reclassification, recapitalization or other similar change relating to the Pledged Securities or otherwise.

                  "Recourse Amounts": the sum of, without duplication, (a)
                   ----------------
collectively, the amount of any loss, damage, cost, expense, liability, claim or obligation incurred by the Agent on behalf of the Lenders, or any Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with (but only to the extent of) the following: (i) misrepresentation or fraud by a Guarantor or an Affiliate thereof who holds Capital Stock of the REIT or the Company, including the non-disclosure of liabilities of the REIT or the Company, (ii) gross negligence or criminal acts of a Credit Party resulting in forfeiture, seizure or loss of any portion of an MOB Property or the Capital Stock of a Person who owns, directly or indirectly, an MOB Property, (iii) the misapplication or misappropriation by a Credit Party of any proceeds, rents or other revenues from an MOB Property, dividends or distributions from a Subsidiary or the Proceeds of Collateral, (iv) the breach by the Company of
Section 6.4 of the Credit Agreement, (v) the collection of the Obligations or the enforcement of the Agent's and the Lenders' rights and remedies under the Loan Documents, (vi) the protection of the Agent's right in, or the value of, the Collateral, the Capital Stock of a Subsidiary or any MOB Property and (vii) the occurrence of an event of default of any Indebtedness owed to Nomura Asset Capital Corporation or Tokai Bank of California as a direct result of the execution and delivery of the Loan Documents or the assertion by such Lenders that such event of default has occurred, (b) as of the date any claim is made pursuant to Section 2, the aggregate outstanding principal amount and any other amount due and owing to the Company or the REIT pursuant to the Pledged Notes made by any of the Key Principals or their Affiliates, (c) as of the date any claim is made pursuant to Section 2, the aggregate amount due and owing by the Company pursuant to subsections 2.4(b), 2.4(c), 2.4(d) and 2.4(e) of the Credit Agreement, (d) any amounts due and owing pursuant to the Environmental Indemnity Agreement and (e) the aggregate amount expended by the REIT or the Company on or after the Closing in respect of, without duplication, (i) liabilities of the REIT relating to assets or operations other than that of the REIT Subsidiaries, the Company, the Company's Subsidiaries or an MOB Property, including amounts contributed to, loaned to or used to purchase Capital Stock of, a Spin Off Entity or a Subsidiary of a Spin Off Entity (other than contributions made to effectuate the Spin Off) and (ii) liabilities (whether incurred prior or subsequent to the Spin Off) related to the operations conducted by or assets or properties owned by, as of the date hereof after giving effect to the Spin Off, a Spin Off Entity or any of its Subsidiaries.

                  "REIT Indirect Subsidiaries":  collectively, G&L Realty
                   --------------------------
Financing Partnership II,L.P., a Delaware limited partnership and G&L Medical Partnership, L.P., a Delaware limited partnership.

                  "Securities Act":  the Securities Act of 1933, as amended.
                   --------------

               1.2  Other Definitional Provisions.
                    -----------------------------

                    (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                    (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                    (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                   SECTION 2.

                                    GUARANTEE
                                    ---------

               2.1  Guarantee.
                    ---------

                    (a) Subject to Section 2.7, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Credit Party when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Credit Party (other than the applicable Guarantor).

                    (b) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full and the Commitments shall be terminated.

                    (c) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

               2.2  No Subrogation. Notwithstanding any payment made by any
                    --------------
Guarantor hereunder or any set-off orapplication of funds of any Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Company on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

               2.3 Amendments, etc. with Respect to the Obligations. Each
                   ------------------------------------------------
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

               2.4 Guarantee Absolute and Unconditional. Each Guarantor waives
                   ------------------------------------
any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this
Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan

Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.5  Reinstatement. The guarantee contained in this Section 2 shall
               ------------
continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.6  Payments. Each Guarantor hereby guarantees that payments
               --------
hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent set forth in the Credit Agreement.

          2.7  Limitations on Guarantee. Notwithstanding anything to the
               ------------------------
contrary contained in this Agreement, other than with respect to Recourse Amounts, unless at the time that the Agent, for the ratable benefit of the Lenders, asserts a claim hereunder or at any time thereafter (the occurrence of any such event or state of facts, a "Recourse Event"): (a) any event or act
                                     --------------
described in Section 7(f) of the Credit Agreement shall have occurred, (b) the Company shall have breached any covenant contained in Section 5.1(a) or Section
5.2 of the Credit Agreement and, if the same is susceptible of cure, the same shall not have been cured within thirty (30) days after written notice thereof from the Agent, (c) any representation or warranty made or deemed made by a Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or (d) any Credit Party shall default in the observance or performance of any agreement contained in Section 5 of this Agreement; the recourse of the Agent, on behalf of the Lenders pursuant to this Section 2, shall be limited to the Collateral hereunder pledged by the Company and the REIT, the Pledged G&L Interests, the Capital Stock of the REIT Subsidiaries and related Collateral.

                                   SECTION 3.

                           GRANT OF SECURITY INTEREST
                           --------------------------

          Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), in each
                                                         ----------
case, as his interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

               (a) Account No. 8606073382 maintained by the Company with PNC Bank, National Association pursuant to the MOB Cash Collateral Account Agreement (together with any successor or replacement accounts), Account No. 055700508 maintained by the Company with United California Bank pursuant to the Rent Collection Cash Collateral Account Agreement (together with any successor or replacement accounts) (collectively, the "Perfected Deposit Accounts"), the MOB
                                          --------------------------
Cash Collateral Account, the Cigna Cash Collateral Account, the Rent Collection Cash Collateral Account and all Deposit Accounts containing funds required to be deposited pursuant to Section 5.3 of the Credit Agreement (collectively, with the Perfected Deposit Accounts, "the Deposit Accounts");
                                 --------------------

               (b) all Hedging Agreements entered into by a Grantor with respect to Indebtedness under the Loans;

               (c) all Pledged Securities;

               (d) all Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and Security Entitlements of the Company and the REIT;

               (e) all books and records in each case pertaining to the foregoing clauses (a) through (d) and other rights and obligations of any kind, arising out of or in connection with any and all of the foregoing; and

               (f) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

          Notwithstanding any other provision of this Agreement, prior to the occurrence of a Recourse Event, the Agent, on behalf of the Lenders, shall not exercise remedies (other than in respect of Recourse Amounts) against the Pledged REIT Stock.

                                   SECTION 4.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby represents and warrants to the Agent and each Lender that:

          4.1  Organization; Authority.
               -----------------------

               (a) The REIT (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (b) Each of the Grantors other than the Key Principals has the corporate, partnership or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

               (c) Each Key Principal has the legal capacity and the legal right to make, deliver and perform the Loan Documents to which he is a party.

               (d) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Grantor is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Grantor. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Grantor enforceable against such Grantor, by each other party thereto, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (e) The execution, delivery and performance of the Loan Documents to which each Grantor is a party will not violate any Requirement of Law or Contractual Obligation of such Grantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

               (f) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Grantor, threatened by or against each Grantor or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents, (y) other than as set forth on Schedule 4.1, with
                                                             ------------
respect to any of the transactions contemplated hereby or under the Loan Documents, or (z) which could reasonably be expected to have a Material Adverse Effect.

          4.2  Representations in Credit Agreement. In the case of each
               -----------------------------------
Guarantor, the representations and warranties set forth in subsections 3.7, 3.12, 3.13 and 3.16 of the Credit Agreement as they relate to such Guarantor or such Guarantor's Subsidiary or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 4.2, be deemed to be a reference to such Guarantor's knowledge.

          4.3  Title; No Other Liens. Except for the security interest granted
               ---------------------
to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral purported to be owned by it free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

          4.4  Perfected First Priority Liens. The security interests granted
               ------------------------------
pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.4 (which, in the case of all filings and other documents
             ------------
referred to on said Schedule, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

          4.5  Locations of Grantors. On the date hereof, (i) the jurisdictions
               ---------------------
of organization of each Grantor except for the Key Principals and (ii) the locations of each residence of each Key Principal are specified on Schedule 4.5
                                                                   ------------
and such jurisdictions and locations listed on Schedule 4.5 provide accurate
                                               ------------
information as to the location of each Grantor within the meaning of Section 9-307 of the New York UCC.

          4.6  Farm Products. None of the Collateral constitutes, or is the
               -------------
roceeds of, Farm Products.

          4.7  Pledged Securities.
               ------------------

               (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of the Company owned by such Grantor and all of the issued and outstanding shares of the common stock of the REIT owned by such Grantor. The Pledged G&L Interests constitutes at least 95% of the outstanding Capital Stock of the Company. The Pledged REIT Stock constitutes all of the outstanding common stock of the REIT.

               (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

               (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          4.8  Hedging Agreement.
               -----------------

               (a) No consent of any party (other than such Grantor) to any Hedging Agreement is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

               (b) Each Hedging Agreement is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (c) Each Grantor has delivered to the Agent a complete and correct copy of each Hedging Agreement, including all amendments, supplements and other modifications thereto.

                                   SECTION 5.

                                    COVENANTS
                                    ---------

          Each Grantor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

          5.1  Delivery of Instruments, Promissory Notes, Chattel Paper, Pledged
          ----------------------------------------------------------------------
Securities and Certain Funds.
----------------------------

               (a) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Promissory Note or Chattel Paper, such Instrument, Promissory Note or Chattel Paper shall be immediately delivered to the Agent together with a Pledge Amendment substantially in the form of Exhibit A hereto (a "Pledge Amendment"), duly
                                                  ----------------
indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement. Such Grantor hereby authorizes the Agent to attach each schedule constituting part of a Pledge Amendment to the applicable schedule of this Agreement and agrees that all Instruments, Promissory Notes, Chattel Paper listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties, as applicable, set forth in Section 4 with respect to such Collateral. Such Grantor further agrees to execute and deliver such other documents and to take such other actions as the Agent deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Agent to exercise any of its rights and remedies hereunder.

               (b) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer (other than preferred stock of the Company), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and immediately deliver the same forthwith to the Agent, together with a Pledge Amendment, in the exact form received, duly indorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Such Grantor hereby authorizes the Agent to attach each schedule constituting part of a Pledge Amendment to the applicable schedule of this Agreement and agrees that all such stock certificates, options or rights listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties, as applicable, set forth in Section 4 with respect to such Collateral. Such Grantor further agrees to execute and deliver such other documents and to take such other actions as the Agent deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Agent to exercise any of its rights and remedies hereunder.

               (c) Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities, pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property or capital so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          5.2  Payment of Obligations. Such Grantor will pay and discharge or
               ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          5.3  Maintenance of Perfected Security Interest; Further
               ---------------------------------------------------
Documentation.
-------------

               (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.4 and shall defend such security interest against the claims and demands of all Persons whomsoever.

               (b) Such Grantor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

               (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.4  Changes in Locations, Name, etc. Such Grantor will not, except
               -------------------------------
upon 15 days' prior written notice to the Agent and delivery to the Agent of all additional executed financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein:

               (a) change the location of its jurisdiction of organization or utilize an additional residence, as applicable, from those referred to in
Section 4.5; or

               (b) change its name, identity or corporate, partnership or limited liability company structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become misleading.

          5.5  Notices. Such Grantor will advise the Agent and the Lenders
               -------
promptly, in reasonable detail, of:

               (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

               (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.6  Limitation on Liens etc.
               ------------------------

               (a) Without the prior written consent of the Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to
(A) issue any stock or other equity securities of any nature, (B) issue any other securities convertible into, or granting the right to purchase, or exchange for, any stock or other equity securities of any nature of any Issuer, or (C) have any Capital Stock of the Company represented by any certificates,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement and, in the case of the Pledged Stock held by a Key Principal to an Acceptable Affiliate), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral or Proceeds thereof except for the security interest created by the Loan Documents, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          5.7 Hedging Agreements.
              ------------------

              (a) Such Grantor will perform and comply in all material respects with all its obligations under the Hedging Agreements.

              (b) Such Grantor will not amend, modify, terminate or waive any provision of any Hedging Agreement other than the replacement of such Hedging Agreement with another Hedging Agreement meeting the requirements of Section 5.4 of the Credit Agreement.

              (c) Such Grantor will deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Hedging Agreement that questions the validity or enforceability of such Hedging Agreement.

              (d) Such Grantor shall not change the payment instructions delivered to counterparty of the Hedging Agreement for its use in sending payments to the Grantor under the Hedging Agreement without the Agent's prior written consent to each new payment instruction.

              (e) Such Grantor will deposit and instruct any counterparty to a Hedging Agreement to deposit, as applicable, amounts owed to the Company pursuant to such Hedging Agreement into the MOB Cash Collateral Account.

              (f) Such Grantor, at Grantor's expense, shall take all actions reasonably requested by the Agent to enforce Grantor's rights under the Hedging Agreement in the event of a default by the counterparty thereto.

          5.8 Further Assurances. In the case of each Grantor which is an
              ------------------
Issuer, such Issuer agrees that (a) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (b) it will notify the Agent promptly in writing of the occurrence of any of the events described in
Section 5.1(b) with respect to the Pledged Securities issued by it and (c) it will comply with the terms of Sections 7.1(c) and 7.5, mutatis mutandis, with
                                                       ------- --------
respect to all actions that may be required of it pursuant to Section 7.1(c) or
7.5 with respect to the Pledged Securities issued by it.

          5.9 Covenants upon an Event of Default.
              ----------------------------------

              (a) Upon an Event of Default, the Key Principals and the REIT
will cause the REIT Subsidiaries, to manage the REIT Indirect Subsidiaries as directed by the Agent, including using their reasonable best efforts to cause the independent director of the REIT Subsidiaries and the REIT to take such actions as may be necessary to manage the REIT Indirect Subsidiaries as directed by the Agent, provided that it shall not be a breach of this covenant if one of
              --------
the REIT Indirect Subsidiaries does not take an action which the Agent has directed to be taken, if such action was not taken solely because such action requires that unanimous consent of the board of directors of the REIT and the consent of the independent director of the REIT was, despite the reasonable best efforts of the Key Principals and the REIT, not obtained.

                    (b) Upon an Event of Default and an exercise of remedies under this Agreement, the Key Principals and the REIT will take any and all actions to facilitate the transfer of the Pledged G&L Interest to the Agent or its transferee, including but not limited to, consenting to the admission of such Persons as the general partner or, substitute limited partner of the Company.

               5.10 Company Limited Partnership Agreement. Such Grantor shall
                    -------------------------------------
not permit the agreement of limited partnership of the Company to be amended, without the consent of the Majority Lenders.

               5.11 Capital Stock of the Company. Such Grantor shall cause any
                    ----------------------------
put of the Capital Stock of the Company to the Company by the Key Principals or the REIT to be paid in Capital Stock of the REIT, rather than in cash.

               5.12 Board of Directors of the REIT. Such Grantor shall cause
                    ------------------------------
there to be at least one duly appointed member of the board of directors of the REIT (an "Independent Director"), who shall not be at the time of such individual's appointment, or during the term of such individual's appointment at any time during the two years preceding his or her appointment (A) a member, stockholder, partner, director, officer or employee of any Credit Party (other than a REIT Subsidiary) or any of their respective Affiliates (other than a REIT Subsidiary); (B) affiliated with a significant customer or supplier of any Credit Party or any of their respective Affiliates; (C) any other Person receiving a material portion of his or her compensation or other financial remuneration from or who is otherwise financially dependent on, any Credit Party, an officer, director or employee of any Credit Party (other than a REIT Subsidiary) or any of their respective Affiliates or an officer's, director's or employee's family member by blood or marriage or a business entity owned or controlled by any of the foregoing; or (D) a spouse, parent, sibling or child of any person described by (A), (B) or (C) above.

               5.13 Pledged Notes. Such Grantor will not amend, modify,
                    -------------
terminate or waive any provision of any Pledged Note.

                                   SECTION 6.

                              ADDITIONAL COVENANTS

               6.1  Covenants in Credit Agreement. The REIT covenants and agrees
                    -----------------------------
with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated, the REIT shall take, or shall refrain from taking, as the case may be, and shall cause the Subsidiaries of the REIT and the REIT Indirect Subsidiaries to take or refrain from taking each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action.

               6.2  Payments, Existence, Etc. The REIT hereby agrees with the
                    -------------------------
Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated, the REIT shall and shall cause each of the REIT Subsidiaries and REIT Indirect Subsidiaries to:

                     (a) Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Person;

                     (b) Continue to preserve, renew and keep in full force and effect its corporate, or limited partnership existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

               6.3   Indebtedness; Liens, Structure, Etc. The REIT hereby agrees
                     -----------------------------------
with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated, the REIT will not and will not permit the REIT Subsidiaries and the REIT Indirect Subsidiaries to, directly or indirectly:

               6.3.1 Limitation on Indebtedness. Create, incur, assume or suffer
                     --------------------------
to exist any Indebtedness, including any Indebtedness secured by a Lien on an Nomura Property, except:

                     (a) Indebtedness under this Agreement or the Credit Agreement;

                     (b) Indebtedness of the REIT Indirect Subsidiaries to the REIT or the REIT Subsidiaries;

                     (c) Indebtedness of the REIT Indirect Subsidiaries outstanding on the date hereof and listed on Schedule 6.3.1(c);
                                             -----------------

                     (d) any refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to Section 6.3.1(c), (i) for which a Right of First Offer has been made and (ii) which has been provided for in an Approved Annual Budget or approved by the Agent, in its reasonable discretion, provided that any payments required to be made pursuant to Sections 2.4(d) and 2.4(e) of the Credit Agreement have been made in respect of such refinancing, refundings, renewals or extension;

                     (e) Indebtedness of the REIT outstanding as of the date hereof related to the lines of credit of the Subsidiaries of the REIT with Healthcare Business Credit Corp. secured by the accounts receivable of such Subsidiaries of the REIT provided that the aggregate principal amount of such
                         --------
Indebtedness shall not exceed $3,100,000 at any time;

                    (f) refinancings, refundings, renewals, replacements or extensions of Indebtedness permitted pursuant to Section 6.3.1(e) above, provided that the aggregate principal amount of the Indebtedness permitted to be
--------
incurred pursuant to Section 6.3.1(e) above and such refinancings, refundings, renewals, replacements or extensions permitted pursuant to this clause (f) shall not exceed $3,100,000 at any time;

                    (g) other Indebtedness of the REIT outstanding on the date hereof and listed on Schedule 6.3.1(g); and
                     ----------------

                    (h) other Indebtedness of the REIT in an aggregate principal amount not to exceed $2,000,000 consisting of a line of credit or Guarantee Obligations or any combination thereof, provided that the terms and
                                                  --------
documentation of such Indebtedness shall be reasonably satisfactory to the Agent.

                    6.3.2 Limitation on Liens. Create, incur, assume or suffer
                          -------------------
to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, including any Lien on any Nomura Property, except for:

                    (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Person in conformity with GAAP;

                    (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                    (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                    (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the such Person;

                    (f)   Liens in existence on the date hereof listed on
Schedule 6.3.2, securing Indebtedness permitted by subsection 6.3.1(c),
--------------
provided that no such Lien is spread to cover any additional property after the Closing and that the amount of Indebtedness secured thereby is not increased;

                (g) Liens securing Indebtedness permitted by subsection 6.3.1
(d), provided that the property encumbered by such Lien was encumbered by a Lien securing the Indebtedness refinanced, refunded, renewed or extended pursuant to
Section 6.3.1(d) prior to such refinancing, refunding, renewal or extension and that such Lien, after giving effect to such refinancing, refunding, renewal or extension does not spread to cover any additional property not encumbered prior to such refinancing, refunding, renewal or extension;

                (h) Liens created hereunder;

                (i) Liens, if any, for Other Charges not yet payable; and

                (j) the Leases.

          6.3.3 Limitation on Guarantee Obligations. Other than as permitted by
                -----------------------------------
Section 6.3.1 above, create, incur, assume or suffer to exist any Guarantee Obligation.

          6.3.4 Limitation on Structure and Operation of Business.
                -------------------------------------------------

          With respect to the REIT Subsidiaries and the REIT Indirect Subsidiaries only,

                (a) Own any property or any other assets other than (i) its fee interest in a Nomura Property or the Capital Stock of a Subsidiary of the REIT and (ii) incidental personal and intangible property relating to the foregoing respective interests.

                (b) Engage in any business other than business related to its respective interest, as specified in clause (a) above, with respect to the applicable Nomura Properties.

                (c) Incur liabilities, contingent or otherwise, other than (i) those normal and incidental to its interest in the applicable Nomura Properties as stated in clause (a) above and (ii) those permitted under Section 6.3.1.

                (d) Hold itself out to be responsible for the debts or obligations of any other Person (other than, in the case of the REIT Subsidiaries, a REIT Indirect Subsidiary of which it is a general partner).

                (e) Enter into any transaction, contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties.

                (f) Commingle it funds and other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person (other than the Company, the Company's Subsidiaries, its general partner's, if any, or a REIT Subsidiary).

               (g) Without the unanimous consent of the board of directors of the REIT (including in all instances the Independent Director), dissolve or liquidate, in whole or in part.

               (h) Amend, modify or otherwise change or suffer any constituent party to amend, modify or otherwise change the provisions of its certificate of incorporation or partnership agreement or operating agreement, if such amendment could materially adversely affect any of the requirements of this Section applicable to it.

               (i) Fail to observe each of the following:

                   (i) remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                   (ii)  do all things necessary to observe corporate,
                    partnership or limited liability company formalities, as the case may be, and preserve its existence;

                   (iii) maintain books and records and bank accounts separate from those of any other Person (including its Affiliates, any constituent party and any Affiliate of any constituent party but excluding, the Company, the Company's Subsidiaries, its general partner's, if any, or a REIT Subsidiary) and file its own tax returns (except to the extent consolidation or inclusion is required as a matter of law);

                   (iv) hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party but excluding the Company, the Company's Subsidiaries, its general partner's, if any, or a REIT Subsidiary);

                   (v) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                   (vi) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person; and

               (j) permit any Person, including but not limited to, the REIT, the Key Principals or the Spin Off Entities to conduct the REIT Subsidiaries', or the REIT Indirect Subsidiaries' businesses in the name of such other Person; or utilize the stationery, invoices or checks of any other Person, including but not limited to, the REIT, the Key Principals, or the Spin Off Entities.

          6.3.5  Limitation on Fundamental Changes and Sale of Assets. Enter
                 ----------------------------------------------------
into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, Collateral, a Nomura Property, or any Capital Stock of a REIT Subsidiary or a REIT Indirect Subsidiary, or all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) pursuant to a Lease in compliance with Section 6.16 of the Credit Agreement;

                 (b) pursuant to Liens permitted by Section 6.2; or

                 (c) an MOB Property Sale consented to by the Agent in its reasonable discretion, provided that, any payments required to be made pursuant to Section 2.4 of the Credit Agreement have been made in respect of such sale or transfer.

          6.4    Limitation on Restrictions on the Subsidiaries of the REIT.
                 ----------------------------------------------------------
Notwithstanding anything herein to the contrary, any Subsidiary of the REIT other than the REIT Subsidiaries, the REIT Indirect Subsidiaries, the Company or the Company's Subsidiaries shall not be prohibited hereunder from taking any action including, but not limited to, the incurrence of Indebtedness, or the encumbrance, sale, transfer or other disposition of its assets.

                                   SECTION 7.

                               REMEDIAL PROVISIONS
                               -------------------

          7.1    Pledged Stock.
                 -------------

                 (a) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent's intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that with respect to the Pledged G&L Interests, no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                 (b) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Agent may determine, and

(ii) any or all of the Pledged Securities may be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Agent.

                7.2  Proceeds to be Turned Over to Agent. If an Event of Default
                     -----------------------------------
shall occur and be continuing, all Proceeds received by any Grantor during the continuance of such Event of Default consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. If such Proceeds consist of cash, the Agent will hold such proceeds in the MOB Cash Collateral Account. All such Proceeds shall be held by the Agent in such Collateral Account (or by such Grantor in trust for the Agent and the Lenders) during the continuance of such Event of Default as collateral security for all the Obligations and shall not constitute payment thereof until applied toward the payment of such Obligations as provided in Section 7.3.

                7.3  Application. At such intervals as may be agreed upon by the
                     -----------
Company and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of any Collateral Account towards the payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Company or to whomsoever may be lawfully entitled to receive the same.

Funds in the MOB Cash Collateral Account and the Cigna Cash Collateral Account shall be released to the Company in accordance with the Credit Agreement and the Cash Collateral Agreements. Any balance in the Collateral Accounts remaining after the Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          7.4  Code and Other Remedies. If an Event of Default shall occur and
               -----------------------
be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Sections 9-608(a)(1)(C) and 9-615(a)(3) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          7.5  Registration Rights.
               -------------------

               (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts, and in the case of the Key Principals, commercially reasonable efforts, to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

               (c) Each Grantor agrees to use its best efforts, and in the case of the Key Principals, commercially reasonable efforts, to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
Section 7.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          7.6  Waiver; Deficiency. Subject to Section 2.7, each Grantor shall
               ------------------
remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

                                   SECTION 8.

                                    THE AGENT
                                    ---------

          8.1  Agent's Appointment as Attorney-in-Fact, etc.
               --------------------------------------------

               (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                    (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                    (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                    (iii) execute, in connection with any sale provided for in
      Section 7.4 or 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                    (iv) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;

                    (v) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

                    (vi) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

                    (vii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

                    (viii) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

                    (ix) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and

                    (x) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 8.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

               (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

               (c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

               (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

               8.2  Duty of Agent. The Agent's sole duty with respect to the
                    -------------
custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

               8.3  Execution of Financing Statements. Each Grantor authorizes
                    ---------------------------------
the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

               8.4  Authority of Agent. Each Grantor acknowledges that the
                    ------------------
rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                   SECTION 9.

                                  MISCELLANEOUS
                                  -------------

               9.1  Amendments in Writing. None of the terms or provisions of
                    ---------------------
this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent in a written instrument executed by the Agent in accordance with subsection 9.1 of the Credit Agreement.

          9.2  Notices. All notices, requests and demands to or upon the Agent
               -------
or any Grantor hereunder shall be effected in the manner provided for in subsection 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 9.2.
                            -------------

          9.3  No Waiver by Course of Conduct; Cumulative Remedies. Neither the
               ---------------------------------------------------
Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          9.4  Enforcement Expenses; Indemnification.
               -------------------------------------

               (a) Each Guarantor agrees to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent.

               (b) Each Guarantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

               (c) Each Guarantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to subsection 9.5 of the Credit Agreement.

               (d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

29

               9.5   Successors and Assigns. This Agreement shall be binding
                     ----------------------
upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

               9.6   Set-Off. Each Grantor hereby irrevocably authorizes the
                     -------
Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such Lender hereunder and claims of every nature and description of the Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Agent or such Lender may elect, whether or not the Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

               9.7   Counterparts. This Agreement may be executed by one or more
                     ------------
of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               9.8   Severability. Any provision of this Agreement which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               9.9   Section Headings. The Section headings used in this
                     ----------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                9.10 Integration.  This Agreement and the other Loan Documents
                     -----------
represent the agreement of the Grantors, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

               9.11  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                     -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               9.12  Submission To Jurisdiction; Waivers.  Each Grantor hereby
                     ------------------------------------
irrevocably and unconditionally:

                     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

               9.13  Acknowledgments.  Each Grantor hereby acknowledges that:
                     ---------------

                     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                     (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

               9.14  WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ITS ACCEPTANCE
                     --------------------
HEREOF, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               9.15  Releases.
                     --------

                     (a) At such time as the Loans and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                             /s/ Daniel M. Gottlieb
                                           ----------------------------------
                                                 Daniel M. Gottlieb

                                             /s/ Steven D. Lebowitz
                                           ----------------------------------
                                                 Steven D. Lebowitz


                                           G & L REALTY CORP.

                                                  /s/ Steven D. Lebowitz
                                           By:-------------------------------
                                               Name:  Steven D. Lebowitz
                                               Title: President


                                           G&L REALTY PARTNERSHIP


                                           By: G & L Realty Corp.,
                                               Its General Partner

                                                      /s/ Steven D. Lebowitz
                                               By:---------------------------
                                                   Name:  Steven D. Lebowitz
                                                   Title: President